Exhibit 99.1

NEWS BULLETIN
--------------------------------------------------------------------------------
Old Republic International Corporation
307 North Michigan Avenue, Chicago, IL 60601-5382 312/346-8100
--------------------------------------------------------------------------------

For Further Information:

AT OLD REPUBLIC:                        AT FINANCIAL RELATIONS BOARD:
A.C. Zucaro                             George Zagoudis
Chairman & CEO                          General Information
(312) 346-8100                          (312) 640-6663
                                        gzagoudis@financialrelationsboard.com

AT FINANCIAL RELATIONS BOARD:           AT FINANCIAL RELATIONS BOARD:
Leslie Loyet                            Tim Grace
Analysts/Investors                      Media Inquiries
(312) 640-6672                          (312) 640-6667
lloyet@financialrelationsboard.com      tgrace@financialrelationsboard.com
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE                                                  ORI: NYSE
THURSDAY, JULY 29, 2004

                 OLD REPUBLIC'S SECOND QUARTER EARNINGS STRENGTH
              ANCHORED BY CONTINUED GENERAL INSURANCE INCOME GROWTH
                                      * * *
                 Consolidated assets cross the $10 billion level

------------------------------------------------------------------------------------------------------------------
                                              Financial Highlights
                              (unaudited; amounts in millions except share data and
                        percentages; all per-share amounts are stated on a diluted basis)
------------------------------------------------------------------------------------------------------------------

                                            Quarters Ended June 30,              Six Months Ended June 30,
                                  -------------------------------------- ---------------------------------------
                                        2004      2003      Change               2004       2003      Change
                                  ------------------------------------------------------------------------------
 Total Revenue                         $867.1    $814.6      6.4%             $1,689.5    $1,553.7      8.7%
 Net Operating Income                  $115.7    $113.2      2.2%             $  212.4    $  222.0     -4.3%
 Net Income                            $119.0    $121.5     -2.1%             $  225.4    $  225.9     -0.2%
 Diluted Earnings Per Share(*):
   Net Operating Income                $ 0.63    $ 0.62      1.6%             $   1.15    $   1.22     -5.7%
   Net Income                          $ 0.65    $ 0.66     -1.5%             $   1.22    $   1.23     -0.8%

 (*)  2003 per share data reflect retroactive adjustments for the 50% stock dividend issued in December 2003.
------------------------------------------------------------------------------------------------------------------

Chicago-July 29, 2004-Old Republic International Corporation's (NYSE: ORI), consolidated net operating income per share for this year's second quarter was 63 cents, compared to 62 cents in the same period of 2003. For this year's first half, net operating earnings per share amounted to $1.15 versus $1.22 earned in last year's first half.

Consolidated pretax earnings in this year's first half were affected adversely by the expensing of stock option benefits of $7.1 million, (or 2 cents per share after tax) of which $5.6 million represented a charge for a non-recurring vesting acceleration of stock option costs. Stock option expense charges reduced earnings per share by less than 1 cent per share in the second quarter and first half of 2003.

                                     -more-

Old Republic International Corporation
Add 1

Net Income and Net Operating Income

Net income for the second quarter of 2004 totaled $119.0 million, or 65 cents per share, versus $121.5 million, or 66 cents per share for the year-ago quarter. Net operating income, which excludes realized investment gains or losses, was $115.7 million, or 63 cents per share, compared to $113.2 million, or 62 cents per share in the same quarter of 2003.

For this year's first half, net income was $225.4 million, or $1.22 per share, versus $225.9 million, or $1.23 per share, for the first six months of 2003, while net operating income was $212.4 million, or $1.15 per share in 2004, compared to $222.0 million, or $1.22 per share in 2003.

To aid in the investment analysis of Company results, both net operating income and net income figures are given as they highlight the impact of certain accounting rules or securities market-driven considerations that affect the recording of investment gains or losses and contribute to lessened period-to-period comparability. The realization of investment gains or losses can be highly discretionary and arbitrary due to such factors as the timing of individual securities sales, losses from write-downs of impaired securities, tax-planning considerations, and changes in investment management judgments relative to the direction of securities markets or the future prospects of individual investees or industry sectors. In particular, write-downs of securities deemed other than temporarily impaired are affected by some of these factors as well as industry or issuer-specific developments that can call for the recognition of a permanent loss of market value or non-recoverability of asset cost.

The major components of pretax operating income cited herein, and consolidated GAAP net income were as follows for the periods shown:

                                                                 ($ in Millions)
                                            --------------------------------------------------------
                                                 Quarters Ended                 Six Months Ended
                                                    June 30,                        June 30,
                                            ------------------------        ------------------------
                                              2004            2003            2004            2003
                                            --------        --------        --------        --------

Pretax operating income (loss):
   General                                  $   83.4        $   62.4        $  157.7        $  121.8
   Mortgage Guaranty                            59.5            69.8           116.9           145.8
   Title                                        31.1            36.4            44.4            62.2
   Corporate and other                      (    1.6)       (    1.9)       (    4.1)       (    2.5)
                                            --------        --------        --------        --------
         Sub-total                             172.3           166.8           314.9           327.4
                                            --------        --------        --------        --------
Realized investment gains (losses):
    From sales                                   4.9            12.7            20.5            15.5
    From impairments                             -               -               -          (    9.5)
                                            --------        --------        --------        --------
         Sub-total                               4.9            12.7            20.5             6.0
                                            --------        --------        --------        --------
Consolidated pretax income                     177.3           179.5           335.5           333.4
    Income taxes                                58.1            57.9           109.9           107.3
                                            --------        --------        --------        --------
Net income                                  $  119.0        $  121.5        $  225.4        $  225.9
                                            ========        ========        ========        ========

                                     -more-

Old Republic International Corporation
Add 2

Consolidated Revenues

Consolidated operating revenues in this year's second quarter rose by 7.5 percent to $862.1 million, from $801.9 million in the same quarter of 2003. Net premiums and fees were $780.8 million in the second quarter versus $717.2 million in the year-ago period, an increase of 8.9 percent. Consolidated net investment income was $71.2 million for the second quarter of 2004, 1.7 percent higher when compared to the same period of the preceding year.

For the first half of 2004, consolidated operating revenues were $1.66 billion compared to $1.54 billion for the first six months of 2003. Net premiums and fees for the first six months of 2004 were $1.50 billion compared to $1.38 billion in the same year-ago period. Consolidated net investment income for this year's first half was $141.8 million, up by 1.7 percent.

While the Company's invested asset base has continued to grow as a result of stronger operating cash flows, a general downtrend in interest rates in the past several years has inhibited a corresponding growth in investment income.

General Insurance Group Results

Old Republic's General Insurance Group, which underwrites mostly commercial property and liability insurance coverages, generated a 33.6 percent increase over 2003 in pretax operating income for this year's second quarter to $83.4 million. Net premiums earned in the second quarter of 2004 rose by 16.9 percent to $396.2 million, from $339.1 million a year ago. The composite underwriting ratio for this year's second quarter was 89.2 percent versus 93.4 percent in the same quarter one year ago.

For the first six months of 2004, General Insurance pretax operating income increased 29.5 percent to $157.7 million, compared to $121.8 million for the first six months of 2003. Net premiums earned were $772.8 million versus $653.0 million a year ago, and the composite underwriting ratio was 91.0 percent versus
94.0 percent one year ago.

Strong underwriting performance in 2004 has been driven by a continuation of generally positive claim cost trends, as well as a greater increase in premium revenues than production and operating expenses.

Mortgage Guaranty Group Results

Comparative year over year operating results of the Company's Mortgage Guaranty Group declined in both the second quarter and first half of 2004. Pretax operating income in the second quarter dropped by 14.9 percent to $59.5 million from $69.8 million for the same period last year. Net premiums earned in the quarter were $100.4 million, up 1.6 percent from $98.7 million for the same period last year. The composite underwriting ratio in this year's second quarter rose to 57.4 percent compared to 45.7 percent in the same quarter of 2003.

                                     -more-

Old Republic International Corporation
Add 3

For 2004's first half, pretax mortgage guaranty operating income reflected a reduction of 19.8 percent to $116.9 million from $145.8 million in the first six months of 2003. Net premiums earned were nearly flat at $199.1 million, compared to $198.8 million earned in the first half of 2003. The year to date composite underwriting ratio was 58.1 percent in 2004 compared to 43.1 percent one year earlier.

Second quarter 2004 business persistency improved to 54.8 percent from 50.2 percent at the end of the preceding quarter, and from 46.0 percent at year end 2003. In this year's first half, the claims portion of the composite underwriting ratio declined in the first quarter mostly due to a drop in the paid loss ratio, while it rose in the second quarterly period due to a higher paid loss component. The loan delinquency ratio declined slightly throughout this year's first half, but a moderate decline in actual and expected cure rates was mainly responsible for a rise in claim reserve provisions in this period. Second quarter 2004 underwriting results benefited from a slight reduction in the expense ratio, while first half results were hindered by a higher expense ratio mainly due to a previously reported charge for accelerated vesting of stock option awards.

Title Insurance Group Results

Title operations for this year's second quarter registered higher than anticipated revenues and pretax operating income. Premium and fee revenues were slightly greater than the levels posted in last year's second quarter, claim costs remained in line with premium and fee income trends, and underwriting and other operating expenses remained well contained. In combination, these factors produced a second quarter composite underwriting ratio of 90.7 percent compared to 97.0 percent posted in this year's first quarter, and 88.6 percent in 2003's second quarter.

For the first half of the year, premium and fee revenues grew by 0.4 percent to $502.8 million compared to $500.8 million in 2003. Pretax operating income was $44.4 million, down 28.6 percent from $62.2 million in last year's first half. A composite ratio of 93.6 percent was posted for this year's first six months versus 90.0 percent in the same period of 2003.

Corporate and Other Operations

Combined results for Old Republic's small life and health insurance business and net corporate expenses reflected pretax net operating deficits of $4.1 million and $1.6 million in the first half and second quarter of 2004, respectively. For the first half and second quarter of 2003, the comparable operating deficits amounted to $2.5 million and $1.9 million, respectively. These results are reflective of holding company expenses and debt service costs, investment income on temporary investment holdings, and slightly lower earnings from Old Republic's overall book of term life and accident and health business.

                                     -more-

Old Republic International Corporation
Add 4

Cash, Invested Assets and Shareholders' Equity

Cash and invested assets at June 30, 2004, totaled $7.08 billion, or $38.90 per share, versus $6.84 billion, or $37.71 per share, at December 31, 2003, and $6.65 billion, or $36.73 per share, at June 30, 2003. Consolidated operating cash flow was positive at $198.5 million in the latest quarter and $433.2 million for the first half of 2004, compared to $135.6 million and $332.0 million in the respective periods of 2003. The investment portfolio reflects a current allocation of approximately 86 percent in fixed-income investments and 7 percent in equities. It contains little or no exposure to real estate investments, mortgage-backed securities, derivatives, junk bonds, private placements or mortgage loans.

Common shareholders' equity was $3.65 billion at June 30, 2004, versus $3.55 billion at December 31, 2003, and $3.49 billion at June 30, 2003. Book value per share was $20.07 at the end of this year's second quarter, versus $19.57 at year-end 2003, and $19.31 at June 30, 2003.

Conference Call Information

Old Republic has scheduled a conference call at 2:00 p.m. Central Time today to discuss its second quarter 2004 performance and review ongoing trends. To access this call, log on to www.oldrepublic.com 15 minutes before the call to download the necessary software. Replays will be available through this website for 30 days.

About Old Republic

Chicago-based Old Republic International Corporation is an insurance holding company whose subsidiaries market, underwrite and provide risk management services for a wide variety of coverages in the property and liability, mortgage guaranty, title and life and health insurance fields. One of the nation's 50 largest publicly owned insurance organizations, Old Republic has assets of approximately $10.03 billion and capitalization of $3.79 billion. Its current stock market valuation is approximately $4.14 billion.

Safe Harbor Statement

Historical data pertaining to the operating performance, liquidity, and other financial indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed claims can have a bearing on period-to-period comparisons and future operating results.

                                     -more-

Old Republic International Corporation
Add 5

Some of the statements made in this News Release and Company published reports, as well as oral statements or commentaries made by the Company's management in conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements, commentaries, or inferences, of necessity, involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be affected in particular by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Mortgage Guaranty and Title insurance results can be impacted by similar factors and, most particularly, by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans; additionally, mortgage guaranty results, may also be impacted by various risk-sharing arrangements with business producers as well as the risk management and pricing policies of government sponsored enterprises. Life and disability insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

   For the latest news releases and other corporate documents on Old Republic visit: www.oldrepublic.com
                                  -------------------

                           Financial Tables Follow....



                                     -more-

Old Republic International Corporation
Add 6


                                                   Old Republic International Corporation
                                                          FINANCIAL HIGHLIGHTS (*)
------------------------------------------------------------------------------------------------------------------------------------

                                                Quarters Ended                                  Six Months Ended
                                                   June 30,                                         June 30,
                                       ----------------------------------       %      -----------------------------------    %
                                            2004               2003          Change         2004               2003         Change
                                       ---------------------------------------------   ---------------------------------------------
NET INCOME:
  Total                                   $119,015,777      $121,573,068      -2.1%       $225,429,094       $225,958,686     -0.2%
                                       ================   ===============              ================   ================
  Per Share: Basic                               $0.65             $0.67      -3.0%              $1.24              $1.25     -0.8%
                                       ================   ===============              ================   ================
             Diluted                             $0.65             $0.66      -1.5%              $1.22              $1.23     -0.8%
                                       ================   ===============              ================   ================

Average number of common and
  equivalent shares outstanding
             Basic                         182,123,337       181,209,284                   182,118,799        181,204,808
                                       ================   ===============              ================   ================
             Diluted                       184,218,883       182,926,973                   184,387,307        182,540,215
                                       ================   ===============              ================   ================
------------------------------------------------------------------------------------------------------------------------------------
COMPOSITION  OF  EARNINGS  PER  SHARE:
------------------------------------------------------------------------------------------------------------------------------------
Basic Earnings:
  Net income, before items below                 $0.63             $0.63         -%              $1.17              $1.23     -4.9%
  Realized investment gains                       0.02              0.04                          0.07               0.02
                                       ----------------   ---------------              ----------------   ----------------
     Net income                                  $0.65             $0.67      -3.0%              $1.24              $1.25     -0.8%
                                       ================   ===============              ================   ================
Diluted Earnings:
  Net income, before items below                 $0.63             $0.62       1.6%              $1.15              $1.22     -5.7%
  Realized investment gains                       0.02              0.04                          0.07               0.01
                                       ----------------   ---------------              ----------------   ----------------
     Net income                                  $0.65             $0.66      -1.5%              $1.22              $1.23     -0.8%
                                       ================   ===============              ================   ================
------------------------------------------------------------------------------------------------------------------------------------
BOOK  VALUE  PER  SHARE (End of periods)(a):
  As Reported                                                                                   $20.07             $19.31      3.9%
                                                                                       ================   ================
  Cost Basis                                                                                    $19.30             $17.86      8.1%
                                                                                       ================   ================
------------------------------------------------------------------------------------------------------------------------------------
FINANCIAL SUMMARY ($ in Millions) :
------------------------------------------------------------------------------------------------------------------------------------
Operating Revenues:
  General                                       $445.1            $388.3      14.6%             $870.6             $750.1     16.1%
  Mortgage Guaranty                              122.7             124.5      -1.5%              242.9              249.3     -2.6%
  Title                                          275.4             273.2       0.8%              516.1              512.8      0.6%
  Corporate & Other                               18.8              15.8                          39.3               35.3
                                       ----------------   ---------------              ----------------   ----------------
    Consolidated Operating Revenues              862.1             801.9       7.5%            1,668.9            1,547.7      7.8%
Realized Investment Gains                          4.9              12.7                          20.5                6.0
                                       ----------------   ---------------              ----------------   ----------------
  Total Revenues                                $867.1            $814.6       6.4%           $1,689.5           $1,553.7      8.7%
                                       ================   ===============              ================   ================

Pretax Operating Income (Loss):
  General                                        $83.4             $62.4      33.6%             $157.7             $121.8     29.5%
  Mortgage Guaranty                               59.5              69.8     -14.9%              116.9              145.8    -19.8%
  Title                                           31.1              36.4     -14.6%               44.4               62.2    -28.6%
  Corporate & Other                               (1.6)             (1.9)                         (4.1)              (2.5)
                                       ----------------   ---------------              ----------------   ----------------
    Total                                        172.3             166.8       3.3%              314.9              327.4     -3.8%
Realized Investment Gains                          4.9              12.7                          20.5                6.0
                                       ----------------   ---------------              ----------------   ----------------
  Revenues, Net of Expenses                      177.3             179.5      -1.3%              335.5              333.4      0.6%
Income Taxes                                      58.1              57.9       0.4%              109.9              107.3      2.4%
                                       ----------------   ---------------              ----------------   ----------------
  Net Income                                    $119.0            $121.5      -2.1%             $225.4             $225.9     -0.2%
                                       ================   ===============              ================   ================

------------------------------------------------------------------------------------------------------------------------------------

(*) June 30, 2003 per share data reflect adjustments for the 50% stock dividend issued in December 2003.
(a) "As Reported" in financial statements with all securities carried at market value. "Cost Basis" calculation includes all investment securities at their currently amortized original cost.


                                     -more-

Old Republic International Corporation
Add 7

                     Old Republic International Corporation
                          SEGMENTED OPERATING SUMMARY
                                ($ in Millions)
------------------------------------------------------------------------------------------------------------------------------------

                   Net                                                                                    Pretax
                Premiums       Net                                               Sales                  Operating      Composite
                 & Fees     Investment     Other    Operating     Benefits      & Other       Total       Income      Underwriting
  Segment        Earned       Income      Income    Revenues      & Claims      Expenses    Expenses      (Loss)         Ratios
-------------  ----------  ------------  --------  -----------  ------------  -----------  ----------  ------------  --------------

Quarter Ended June 30, 2004
---------------------------
General           $396.2         $45.0      $3.8       $445.1        $260.1       $101.5       $361.7       $83.4          89.2%
Mortgage           100.4          16.7       5.6        122.7          32.1         31.1         63.2        59.5          57.4%
Title              268.7           6.2       0.4        275.4          15.3        228.9        244.2        31.1          90.7%
Other               15.4           3.2       0.1         18.8           8.4         12.0         20.5        (1.6)           ---
               ----------------------------------------------------------------------------------------------------  --------------
Consolidated      $780.8         $71.2     $10.0       $862.1        $316.0       $373.7       $689.7      $172.3          86.4%
               ====================================================================================================  ==============

Quarter Ended June 30, 2003
---------------------------
General           $339.1         $44.2      $4.9       $388.3        $234.8        $91.0       $325.9       $62.4          93.4%
Mortgage            98.7          16.3       9.4        124.5          19.7         34.8         54.6        69.8          45.7%
Title              267.2           5.8       0.1        273.2          14.9        221.8        236.7        36.4          88.6%
Other               12.0           3.6       0.1         15.8           4.8         12.8         17.7        (1.9)           ---
               ----------------------------------------------------------------------------------------------------  --------------
Consolidated      $717.2         $70.0     $14.6       $801.9        $274.3       $360.7       $635.0      $166.8          85.7%
               ====================================================================================================  ==============

------------------------------------------------------------------------------------------------------------------------------------

Six Months Ended June 30, 2004
------------------------------
General           $772.8         $89.5      $8.2       $870.6        $509.4       $203.4       $712.8      $157.7          91.0%
Mortgage           199.1          33.3      10.4        242.9          61.2         64.6        125.9       116.9          58.1%
Title              502.8          12.5       0.6        516.1          29.3        442.4        471.7        44.4          93.6%
Other               32.5           6.4       0.3         39.3          18.2         25.3         43.5        (4.1)           ---
               ----------------------------------------------------------------------------------------------------  --------------
Consolidated    $1,507.4        $141.8     $19.7     $1,668.9        $618.1       $735.8     $1,353.9      $314.9          87.8%
               ====================================================================================================  ==============

Six Months Ended June 30, 2003
------------------------------
General           $653.0         $87.9      $9.2       $750.1        $448.3       $179.9       $628.2      $121.8          94.0%
Mortgage           198.8          32.8      17.7        249.3          35.0         68.4        103.5       145.8          43.1%
Title              500.8          11.6       0.2        512.8          27.8        422.7        450.6        62.2          90.0%
Other               28.1           7.0       0.1         35.3          12.7         25.1         37.8        (2.5)           ---
               ----------------------------------------------------------------------------------------------------  --------------
Consolidated    $1,380.8        $139.4     $27.4     $1,547.7        $523.9       $696.3     $1,220.3      $327.4          85.6%
               ====================================================================================================  ==============

------------------------------------------------------------------------------------------------------------------------------------

Fiscal Twelve Months Ended June 30, 2004
----------------------------------------
General         $1,499.4        $176.5     $17.2     $1,693.2        $994.0       $404.2     $1,398.2      $294.9          91.8%
Mortgage           401.2          66.2      24.7        492.2         117.1        127.5        244.6       247.5          54.8%
Title            1,105.9          24.4       0.9      1,131.3          65.2        953.9      1,019.2       112.0          92.1%
Other               56.0          14.2       0.6         70.9          30.6         46.5         77.2        (6.1)           ---
               ----------------------------------------------------------------------------------------------------  --------------
Consolidated    $3,062.6        $281.5     $43.5     $3,387.7      $1,207.0     $1,532.3     $2,739.4      $648.3          87.4%
               ====================================================================================================  ==============

Fiscal Twelve Months Ended June 30, 2003
----------------------------------------
General         $1,282.0        $174.2     $18.9     $1,475.2        $898.2       $358.2     $1,256.5      $218.7          95.9%
Mortgage           392.3          65.7      32.6        490.8          65.9        153.2        219.1       271.6          47.5%
Title              949.4          23.0       0.5        973.0          51.1        803.4        854.5       118.5          90.0%
Other               53.5          14.2       0.3         68.1          28.2         42.1         70.4        (2.3)           ---
               ----------------------------------------------------------------------------------------------------  --------------
Consolidated    $2,677.4        $277.3     $52.5     $3,007.3      $1,043.5     $1,357.1     $2,400.7      $606.6          87.1%
               ====================================================================================================  ==============

------------------------------------------------------------------------------------------------------------------------------------










                                     -more-

Old Republic International Corporation
Add 8

                                                   Old Republic International Corporation
                                                       SEGMENTED OPERATING STATISTICS
                                                              ($ in Millions)
------------------------------------------------------------------------------------------------------------------------------------

                                                      Quarters Ended                             Six Months Ended
                                                         June 30,                                    June 30,
                                            ---------------------------------           ---------------------------------
                                                  2004              2003                      2004              2003
                                            ---------------------------------           ---------------------------------
General Insurance:
  Benefits and claims ratio                          65.4%             69.2%                     66.2%             69.1%
  Expense ratio                                      23.8%             24.2%                     24.8%             24.9%
                                            ---------------   ---------------           ---------------   ---------------
    Composite ratio                                  89.2%             93.4%                     91.0%             94.0%
                                            ===============   ===============           ===============   ===============

  Paid loss ratio                                    51.3%             53.2%                     51.1%             54.0%
                                            ===============   ===============           ===============   ===============


Mortgage Guaranty:
  New insurance written: Traditional Primary      $7,183.1          $9,567.8                 $13,082.7         $18,382.2
                         Bulk                      1,290.0           1,381.8                   1,331.1           3,103.8
                         Other                     5,276.0           2,214.7                   6,441.1           3,396.2
                                            ---------------   ---------------           ---------------   ---------------
                         Total                   $13,749.2         $13,164.3                 $20,855.0         $24,882.2
                                            ===============   ===============           ===============   ===============

  Net risk in force: Traditional Primary                                                     $15,322.5         $15,092.1
                     Bulk                                                                        792.2             651.9
                     Other                                                                       548.5             479.1
                                                                                        ---------------   ---------------
                     Total                                                                   $16,663.3         $16,223.1
                                                                                        ===============   ===============

  Earned premiums: Direct                           $119.8            $115.8                    $238.3            $231.1
                                            ===============   ===============           ===============   ===============
                   Net                              $100.4             $98.7                    $199.1            $198.8
                                            ===============   ===============           ===============   ===============

  Persistency/Traditional Primary                                                                54.8%             48.7%
                                                                                        ===============   ===============

  Delinquency ratio: Traditional Primary                                                         3.65%             3.50%
                                                                                        ===============   ===============
                     Bulk                                                                        5.12%             4.31%
                                                                                        ===============   ===============

  Claims ratio                                       32.0%             20.0%                     30.8%             17.6%
  Expense ratio                                      25.4%             25.7%                     27.3%             25.5%
                                            ---------------   ---------------           ---------------   ---------------
    Composite ratio                                  57.4%             45.7%                     58.1%             43.1%
                                            ===============   ===============           ===============   ===============

  Paid loss ratio                                    30.4%             20.5%                     27.6%             18.5%
                                            ===============   ===============           ===============   ===============


Title Insurance:
  Direct orders opened                             103,866           165,891                   215,938           311,045
                                            ===============   ===============           ===============   ===============
  Direct orders closed                              96,719           126,603                   179,298           239,019
                                            ===============   ===============           ===============   ===============

  Claims ratio                                        5.7%              5.6%                      5.8%              5.6%
  Expense ratio                                      85.0%             83.0%                     87.8%             84.4%
                                            ---------------   ---------------           ---------------   ---------------
    Composite ratio                                  90.7%             88.6%                     93.6%             90.0%
                                            ===============   ===============           ===============   ===============

  Paid loss ratio                                     3.3%              2.8%                      3.8%              2.6%
                                            ===============   ===============           ===============   ===============



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